                                                                  EXHIBIT 99.01

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Tele-Communications, Inc.:

We have audited the accompanying combined balance sheet of the TCI Century Systems (as defined in Note 1 to the combined financial statements) as of December 31, 1998, and the related combined statements of operations and parent's investment, and cash flows for the year ended December 31, 1998. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the TCI Century Systems as of December 31, 1998, and the results of their operations and their cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          KPMG LLP

Denver, Colorado
February 14, 2000

                              TCI CENTURY SYSTEMS
            (A combination of certain assets, as defined in note 1)

                             Combined Balance Sheet

                                                                    December 31,
                                                                        1998
                                                                    ------------
                                                                     amounts in
                                                                     thousands
Assets
Cash...............................................................   $  2,507
Trade and other receivables, net...................................      8,276
Property and equipment, at cost:
  Land.............................................................      1,781
  Distribution systems.............................................    258,688
  Support equipment and buildings..................................     29,406
                                                                      --------
                                                                       289,875
  Less accumulated depreciation....................................    123,293
                                                                      --------
                                                                       166,582
                                                                      --------
Franchise costs....................................................    560,750
  Less accumulated amortization....................................     80,338
                                                                      --------
                                                                       480,412
                                                                      --------
Other assets.......................................................      1,209
                                                                      --------
                                                                      $658,986
                                                                      ========
Liabilities and Parent's Investment
Accounts payable...................................................   $    583
Accrued expenses...................................................      6,288
Deferred income taxes (note 3).....................................    144,919
                                                                      --------
  Total liabilities................................................    151,790
Parent's investment (note 4).......................................    507,196
                                                                      --------
Commitments and contingencies (note 5)
                                                                      $658,986
                                                                      ========


            See accompanying notes to combined financial statements.

                              TCI CENTURY SYSTEMS
            (A combination of certain assets, as defined in note 1)

            Combined Statement of Operations and Parent's Investment

                                                                     Year ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
                                                                     amounts in
                                                                     thousands
Revenue............................................................   $159,042
Operating costs and expenses:
  Operating (note 4)...............................................     64,356
  Selling, general and administrative..............................     29,715
  Management fees (note 4).........................................      6,846
  Depreciation.....................................................     28,499
  Amortization.....................................................     13,976
                                                                      --------
                                                                       143,392
                                                                      --------
    Operating income...............................................     15,650
Other expense......................................................       (581)
                                                                      --------
  Earnings before income taxes.....................................     15,069
Income tax expense (note 3)........................................     (6,112)
                                                                      --------
  Net earnings.....................................................      8,957
Parent's investment:
  Beginning of year................................................    514,367
  Change in due to Tele-Communications, Inc. ("TCI") (note 4)......    (16,128)
                                                                      --------
  End of year......................................................   $507,196
                                                                      ========



            See accompanying notes to combined financial statements.

                              TCI CENTURY SYSTEMS
            (A combination of certain assets, as defined in note 1)

                        Combined Statement of Cash Flows

                                                                    Year ended
                                                                   December 31,
                                                                       1998
                                                                   ------------
                                                                    amounts in
                                                                    thousands
Cash flows from operating activities:
  Net earnings....................................................   $  8,957
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization.................................     42,475
    Deferred income tax benefit...................................     (2,432)
    Changes in operating assets and liabilities:
      Change in receivables.......................................      1,541
      Change in other assets......................................        292
      Change in accounts payable and accrued expenses.............       (312)
                                                                     --------
        Net cash provided by operating activities.................     50,521
                                                                     --------
Cash flows from investing activities:
  Capital expended for property and equipment.....................    (31,948)
  Other investing activities......................................       (498)
                                                                     --------
    Net cash used in investing activities.........................    (32,446)
                                                                     --------
Cash flows from financing activities:
  Change in due to TCI............................................    (16,128)
                                                                     --------
    Net cash used in financing activities.........................    (16,128)
                                                                     --------
    Net increase in cash..........................................      1,947

    Cash:
      Beginning of period.........................................        560
                                                                     --------
      End of period...............................................   $  2,507
                                                                     ========



            See accompanying notes to combined financial statements.

                              TCI CENTURY SYSTEMS
            (A combination of certain assets, as defined in note 1)

                    Notes to Combined Financial Statements

                     For the year ended December 31, 1998

(1)Basis of Presentation

  The combined financial statements include the accounts of five of TCI's cable television systems and one related advertising sales office serving certain customers within California (collectively, the "TCI Century Systems"). The TCI Century Systems are wholly-owned by various subsidiaries of TCI. On March 9, 1999, AT&T Corp. ("AT&T") acquired TCI in a merger (the "AT&T Merger"). In the AT&T Merger, TCI became a subsidiary of AT&T. All significant inter-entity accounts and transactions have been eliminated in combination. The combined net assets of TCI Century Systems are referred to as "Parent's Investment."

  The TCI Century Systems were acquired through a series of transactions whereby TCI acquired various larger cable entities (the "Original Systems"). The TCI Century System's combined financial statements include an allocation of certain purchase accounting adjustments, including the related deferred tax effects, from TCI's acquisition of the Original Systems. Such allocation and the related franchise cost amortization is based on the relative fair market value of the systems involved. In addition, certain costs of TCI are charged to the TCI Century Systems based on their number of customers (see note 4). Although such allocations are not necessarily indicative of the costs that would have been incurred by the TCI Century Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

  TCI entered into agreements with Century Communications Corp. ("Century") whereby TCI would contribute cable television systems serving approximately 249,000 customers located in Southern California to a newly formed limited partnership in which TCI would have an approximate 25% partnership interest. Under the agreements, the new partnership would assume $215,000,000 of intercompany interest bearing notes owed by the TCI Century Systems to TCI and its affiliates (see note 4). TCI also agreed to exchange with the new partnership a cable television system serving approximately 100,000 customers in Southern California for cable television systems in Northern California serving approximately 100,000 customers. The TCI Century Systems is comprised of the systems serving these 349,000 customers. On October 1, 1999, a merger was consummated in which Century merged with and into Adelphia Communications Corporation ("Adelphia"). As a result of such merger, Adelphia assumed all of Century's rights and obligations relating to the above described agreements. The contribution and exchange transactions were consummated on December 7, 1999. The accompanying combined financial statements reflect the financial position, results of operations and cash flows of the TCI Century Systems prior to the contribution and exchange transactions, and, therefore, do not include the effects of such transactions.

(2)Summary of Significant Accounting Policies

 Receivables

  Receivables are reflected net of an allowance for doubtful accounts. Such allowance at December 31, 1998 was not significant.

 Property and Equipment

  Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations, and interest during construction are capitalized. During the year ended December 31, 1998, interest capitalized was not significant.

  Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

                              TCI CENTURY SYSTEMS
            (A combination of certain assets, as defined in note 1)

              Notes to Combined Financial Statements (continued)


  Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sales of properties in their entirety.

 Franchise Costs

  Franchise costs include the difference between the cost of acquiring cable television systems and amounts allocated to their tangible assets. Such amounts are generally amortized on a straight-line basis over 40 years. Costs incurred by the TCI Century Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the life of the franchise, generally 10 to 20 years.

 Impairment of Long-Lived Assets

  Management periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets. Accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

 Revenue Recognition

  Cable revenue for customer fees, equipment rental, advertising and pay-per-view programming is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

 Combined Statement of Cash Flows

  Transactions effected through the intercompany account with TCI have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(3)Income Taxes

  The TCI Century Systems were included in the consolidated federal income tax return of TCI. Income tax expense for the TCI Century Systems is based on those items in the consolidated calculation applicable to the TCI Century Systems. Intercompany tax allocation represents an apportionment of tax expense or benefit (other than deferred taxes) among subsidiaries of TCI in relation to their respective amounts of taxable earnings or losses. The payable or receivable arising from the intercompany tax allocation is recorded as an increase or

                              TCI CENTURY SYSTEMS
            (A combination of certain assets, as defined in note 1)

              Notes to Combined Financial Statements (continued)

decrease in amounts due to TCI. Deferred income taxes are based on the book and tax basis differences of the assets and liabilities within the TCI Century Systems. The income tax amounts included in the accompanying combined financial statements approximate the amounts that would have been reported if the TCI Century Systems would have filed a separate income tax return.

  Income tax benefit (expense) for the year ended December 31, 1998 consists of:

                                                   Current   Deferred  Total
                                                   --------  -------- --------
                                                      amounts in thousands
   Intercompany allocation........................ $ (8,544) $    --  $ (8,544)
   Federal........................................       --    1,904     1,904
   State and local................................       --      528       528
                                                   --------  -------  --------
                                                   $(8,544)  $ 2,432  $ (6,112)
                                                   ========  =======  ========

  Income tax benefit (expense) differs from the amounts computed by applying the federal income tax rate of 35% for the year ended December 31, 1998 as a result of the following:

                                                                      amounts in
                                                                      thousands
   Computed "expected" tax expense..................................   $(5,274)
   Amortization not deductible for tax purposes.....................    (1,154)
   State and local income taxes, net of federal income tax benefit..       343
   Other............................................................       (27)
                                                                       -------
                                                                       $(6,112)
                                                                       =======

  The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and deferred tax liabilities at December 31, 1998 are presented below:

                                                                     amounts in
                                                                     thousands
   Deferred tax asset--principally due to non-deductible accruals..   $     71
                                                                      --------
   Deferred tax liabilities:
     Property and equipment, principally due to differences in
      depreciation.................................................     30,031
     Franchise costs, principally due to differences in
      amortization and initial basis...............................    114,959
                                                                      --------
       Total gross deferred tax liabilities........................    144,990
                                                                      --------
       Net deferred tax liability..................................   $144,919
                                                                      ========

(4)Parent's Investment

  Parent's investment in the TCI Century Systems at December 31, 1998 is summarized as follows:

                                                                      amounts in
                                                                      thousands
   Due to TCI........................................................  $581,956
   Accumulated deficit...............................................   (74,760)
                                                                       --------
                                                                       $507,196
                                                                       ========

                              TCI CENTURY SYSTEMS
            (A combination of certain assets, as defined in note 1)

              Notes to Combined Financial Statements (continued)


  The non-interest bearing amount due to TCI includes TCI's equity in acquired systems, advances for operations, acquisitions and construction costs, as well as, the amounts owed as a result of the allocation of certain costs from TCI.

  As a result of TCI's 100% ownership of the TCI Century Systems, the non-interest bearing amounts due to TCI have been classified as a component of Parent's investment in the accompanying combined balance sheet. Such amounts are due on demand.

  The TCI Century Systems purchase, at TCI's cost, substantially all of their pay television and other programming from affiliates of TCI. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

  Certain subsidiaries of TCI provide administrative services to the TCI Century Systems and have assumed managerial responsibility of the TCI Century Systems' cable television system operations and construction. As compensation for these services, the TCI Century Systems pay a monthly fee calculated on a per-subscriber basis.

  The intercompany advances and expense allocation activity in amounts due to TCI consists of the following:

                                                                     Year ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
                                                                     amounts in
                                                                     thousands
   Beginning of year...............................................   $598,084
     Programming charges...........................................     41,227
     Management fees...............................................      6,846
     Tax allocations...............................................      8,544
     Cash transfers................................................    (72,745)
                                                                      --------
   End of year.....................................................   $581,956
                                                                      ========

  As described in note 1, on March 9, 1999, AT&T acquired TCI in a merger. In connection with the AT&T Merger, AT&T's purchase price to acquire TCI was allocated to TCI's net assets based on their preliminary fair values at March 9, 1999. TCI Century System's portion of the preliminary allocation resulted in an increase in parent's investment.

  On November 1, 1999, TCI caused the TCI Century Systems to effect a dividend from the TCI Century Systems to TCI aggregating $215,000,000. Such dividend resulted in an increase to intercompany notes owed to TCI and a corresponding increase to accumulated deficit.

(5)Commitments and Contingencies

  The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

  Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier ("BST"). The FCC itself

                              TCI CENTURY SYSTEMS
            (A combination of certain assets, as defined in note 1)

              Notes to Combined Financial Statements (continued)

directly administered rate regulation of any cable programming service tier ("CPST"). The FCC's authority to regulate CPST rates expired on March 31, 1999. The FCC has taken the position that it will still adjudicate CPST complaints filed after this sunset date (but no later than 180 days after the last CPST rate increase imposed prior to March 31, 1999), and will strictly limit its review (and possible refund orders) to the time period predating the sunset date. There are no pending CPST complaints remaining at the FCC regarding the TCI Century Systems.

  Under the FCC's rate regulations, most cable systems were required to reduce their BST and CPST rates in 1993 and 1994, and have since had their rate increases governed by a complicated price structure that allows for the recovery of inflation and certain increased costs, as well as providing some incentive for expanding channel carriage. Operators also have the opportunity to bypass this "benchmark" regulatory structure in favor of the traditional "cost-of-service" regulation in cases where the latter methodology appears favorable. Premium cable services offered on a per-channel or per-program basis remain unregulated, as do affirmatively marketed packages consisting entirely of new programming product.

  Management believes that the TCI Century Systems have complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received. Any refunds of the excess portion of CPST rates would be retroactive to the date of complaint. Any refunds of the excess portion of BST or equipment rates would be retroactive to one year prior to the implementation of the rate reductions.

  Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' practice of assessing an administrative fee to subscribers whose payments are delinquent constitutes an invalid liquidated damage provision, a breach of contract, and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In December 1999, a settlement was reached with respect to one of the late fee class action complaints, which involves certain of the TCI Century Systems. The settlement did not have a material impact on TCI Century Systems' financial condition or results of operations.

  The TCI Century Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is possible the TCI Century Systems may incur losses upon conclusion of the matters referred to above, an estimate of any loss or range of loss cannot presently be made. Based upon the facts available, management believes that, although no assurance can be given as to the outcome of these actions, the ultimate disposition should not have a material adverse effect upon the combined financial condition of the TCI Century Systems.

  The TCI Century Systems lease business offices, have entered into pole rental agreements and use certain equipment under lease arrangements. Rental expense under such arrangements amounted to $2,624,000 for the year ended December 31, 1998.

                              TCI CENTURY SYSTEMS
            (A combination of certain assets, as defined in note 1)

               Notes to Combined Financial Statements (continued)


  Future minimum lease payments under noncancellable operating leases for each of the next five years are summarized as follows (amounts in thousands):

            Years ending
            December 31,
            ------------
            1999.................................. $1,820
            2000..................................  1,437
            2001..................................  1,049
            2002..................................    779
            2003..................................    648
            Thereafter............................  3,479
                                                   ------
                                                   $9,212
                                                   ======